UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 23, 2024

Allied Gaming & Entertainment Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38226	82-1659427
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

745 Fifth Avenue, Suite 500

New York, New York 10151

(Address of principal executive offices, including zip code)

(646) 768-4240

(Registrant's telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AGAE	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Reference is made to the disclosure set forth in Item 8.01 below. Due to the Pending Lawsuit (as defined below), the Company notified The Nasdaq Stock Market LLC (“Nasdaq”) that it will not be able to hold an annual meeting of stockholders within twelve months of the end of the Company’s fiscal year ended December 31, 2023 (the “Annual Meeting”) and, therefore, expects that it will not comply with the annual meeting requirements pursuant to Nasdaq Listing Rule 5620(a) (the “Annual Meeting Requirement”). In early January 2025, the Company expects to receive a formal letter from Nasdaq, notifying the Company of its non-compliance with the Annual Meeting Requirement. Such notification will have no immediate effect on the Company’s continued listing on Nasdaq, subject to its compliance with the other continued listing requirements. The Company intends to prepare and submit a plan of compliance (due within 45 calendar days from receipt of the formal notice) to Nasdaq as necessary.

Item 8.01 Other Events.

As previously disclosed, Knighted Pastures LLC (“Knighted”) has filed a lawsuit against the Company’s directors and certain third parties (the “Pending Lawsuit”), alleging breach of fiduciary duty in connection with the approval of Yellow River Global Capital’s recent strategic investment in the Company. The Company believes that this lawsuit is yet another attempt by Knighted and its Managing Partner, Roy Choi, to pursue their scheme to gain control of the Company at a discounted price below the Company’s cash value to further their own short-term interests, while destroying long-term value for all stockholders of the Company.

As a result of the Pending Lawsuit and in accordance with the litigation schedule order, the Company must reschedule its previously scheduled 2024 Annual Meeting of Stockholders, along with all related deadlines, until after the Pending Lawsuit is resolved. The Company currently is unable to determine the exact date of the Annual Meeting. The Company will provide an update to stockholders as soon as it is able to set the Annual Meeting date.

On December 23, 2024, the Company issued a press release announcing the rescheduling of the 2024 Annual Meeting of Stockholders, a copy of which is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release dated December 23, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIED GAMING & ENTERTAINMENT, INC.

Date: December 23, 2024	By:	/s/ Roy Anderson
Roy Anderson
Chief Financial Officer

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